          Allfirst Announces 2001 Net Loss and Restates 2000 Net Income
               Addresses Previously Announced Suspected Fraudulent
                       Foreign Exchange Trading Activities
               Reports Improved Core Banking Business Performance

Baltimore, Md., February 20, 2002 - Allied Irish Banks p.l.c. ("AIB") today announced that its wholly owned U.S. subsidiary, Allfirst Financial Inc. (Allfirst), reported a net loss to common shareholders of $36.8 million for the year ending December 31, 2001. This compares to restated 2000 net income to common shareholders of $47.3 million. These results include the effect of the previously announced suspected fraudulent foreign exchange trading activities.

SUSPECTED FRAUDULENT FOREIGN EXCHANGE TRADING ACTIVITIES

In its Press Release dated February 6, 2002, Allfirst announced that its parent company, AIB, was undertaking a full investigation into foreign exchange trading operations at Allfirst. While the formal investigation is still ongoing and a report to the Board of Directors of AIB is not expected until March 9, 2002, the magnitude and timing of foreign exchange trading losses arising from the suspected fraudulent activity has been quantified. Presented below is a summary of the losses arising from the suspected fraudulent foreign exchange trading
(FX) activity, by accounting period ($ in millions):

              ---------------------------------------------------
                                     Impact on
                                    Proprietary
                                     FX Trading    Impact on
                     Year              Income      Net Income
                     ----           -----------    ----------

                      2002           $ (17.2)       $ (11.2)
                      2001            (373.3)        (242.6)
                      2000            (211.0)        (137.2)
                      1999             (48.2)         (31.3)
                      1998             (12.4)          (8.1)
                      1997             (29.1)         (18.9)
                                     -------        -------
                Total All Years      $(691.2)       $(449.3)
                                     ===========   ==========

              ---------------------------------------------------

The total pretax losses arising from the suspected fraudulent activity of $691.2 million compares to the estimated $750 million pretax loss disclosed in the Press Release dated February 6, 2002. As of February 8, 2002, all open foreign exchange trading positions were either closed or hedged and no further income statement exposure is expected.

Page 2/ Allfirst announces 2001 net loss

On February 10, 2002, AIB announced the appointment of Eugene A. Ludwig, former Comptroller of the Currency, to lead the investigation into the suspected fraudulent foreign exchange losses. Commenting on the investigation, Mr. Ludwig stated: "The investigation is proceeding vigorously. It is my intention to report on the status of the investigation and provide findings to the AIB Board by March 9. My highest priority is to conduct a careful and thorough review of this situation. This includes pursuing the probability that the Bank was defrauded."

"I am satisfied that the scope of the investigation is sufficiently wide that it will allow me to establish what happened and will enable the AIB Board to take any further actions that are appropriate to protect the strength and integrity of the enterprise."

Allfirst will amend and refile financial statements on Form 10-K for the years 2000, 1999, 1998 and 1997 as well as its first, second, and third quarter 2001 financial statements on Form 10-Q. Presented below is a summary of net income to common shareholders, shown on an "as reported" and an "as restated" basis, for the years 2000, 1999, 1998 and 1997 ($ in millions):

         ----------------------------------------------------------
                                       Net Income to
                                    Common Shareholders
             Year               As Reported         As Restated
             ----              -------------        -----------
             2000                $ 184.4              $  47.3
             1999                  172.3                141.0
             1998                  205.9                197.8
             1997                  139.0                120.1

         ----------------------------------------------------------

ADJUSTED NET INCOME TO COMMON SHAREHOLDERS

Excluding proprietary foreign exchange trading losses, adjusted net income to common shareholders was $200.5 million in 2001, representing 12.2% growth over the adjusted restated net income to common shareholders of $178.6 million in 2000. The table below reconciles reported or restated net income (loss) to adjusted net income to common shareholders ($ in millions):

-----------------------------------------------------------------------------------------------
                                                                        2001            2000
                                                                       ------          ------
 Net Income to Common Shareholders as Reported or Restated            $ (36.8)        $  47.3
 Add back Proprietary Foreign Exchange Trading Losses                   365.0           202.1
 Taxes on Trading Losses @ 35%                                         (127.8)          (70.7)
                                                                      -------         -------
     After Tax Effect of Trading Losses                                 237.3           131.3
                                                                      -------         -------
 Adjusted Net Income to Common Shareholders                           $ 200.5         $ 178.6
                                                                      =======         =======

----------------------------------------------------------------------------------------------

Page 3/ Allfirst announces 2001 net loss

Proprietary foreign exchange trading losses are excluded from the revenue commentary presented below.

The results of Community Counselling Services, Inc., (CCS), which was acquired in May 2001, are included in the 2001 results as noted above. CCS is the largest consulting firm to the Not-for-Profit (NFP) sector worldwide. For comparative purposes, CCS revenue and expenses have also been excluded from the commentary below. CCS accounted for 3% of total revenues and 4% of total noninterest expenses.

IMPROVED CORE BANKING BUSINESS PERFORMANCE

Allfirst's total revenues grew by 6% in 2001 compared to 2000. Net interest income showed a 5% improvement year over year bolstered by higher loan product margins and the favorable impact of the interest rate environment. The net interest margin increased to 3.57%, up 22 basis points from 2000.

The company curtailed its exposure to indirect retail lending / leasing and residential mortgages in late 2000. Loan balances excluding these portfolios grew by 5% compared to year end 2000 levels. Direct retail loans increased 13% as a result of continued growth in the home equity product lines. Period end core deposit growth was 10% compared to December 31, 2000 levels, driven primarily by growth in commercial deposits.

Allfirst generated strong growth in noninterest income showing an 8% increase in 2001. This performance was achieved despite a 1% drop in trust and advisory income, which was adversely impacted by the decline in equity markets during 2001. Noninterest income growth was driven by the company's core banking activities, with increases in electronic banking income of 17%, as well as growth of 14% increase in deposit service charges. The interest rate environment also underpinned an increase of 70% in mortgage banking income.

"The suspected fraudulent foreign exchange trading losses unfortunately have dealt a heavy blow to what was otherwise a good improvement in our core banking performance in 2001," said Susan C. Keating, president and CEO of Allfirst. "However, I am confident that the outcome of the ongoing investigation of the suspected fraudulent trading activities, under the direction of former Comptroller of the Currency Eugene Ludwig, will make our Company stronger. The revenue growth from our core banking businesses and our strong asset quality are particularly encouraging, given the weakened economy. We are beginning to reap the benefits of our recently announced regional banking structure, which creates nine community based markets bringing us closer to the customer."

Noninterest expenses increased 6% over 2000. Expense growth was driven by increased personnel costs, reflecting planned investments in retail / business banking. Higher pension and healthcare costs represented 3% of the overall growth in noninterest expense compared to the prior year.

Asset quality remains sound. Nonperforming assets at year-end 2001 were $88.7 million (0.82% of loans, other real estate and other assets owned), a $18.8 million decrease over the December 31, 2000 level of $107.5 million (0.98%). The allowance for loan and lease losses at year-end of $152.5 million represented 199% of non-performing loans and 1.42% of total loans. Net chargeoffs as a percentage of loans and leases dropped from 0.31% to 0.27% in 2001.

Page 4/ Allfirst announces 2001 net loss

Allfirst Financial Inc.'s capital ratios remain good at December 31, 2001, with risk based ratios as follows: tier 1 capital ratio of 7.0%; total capital ratio of 10.6%. The leverage capital ratio (tier 1 capital as a % of average quarterly tangible assets) was 6.5%. On February 11, 2002, Allfirst Financial Inc. injected additional capital into its primary banking unit, Allfirst Bank. Pro forma regulatory capital ratios for Allfirst Bank at December 31, 2001, after the effect of the subject capital injection, are as follows: tier 1 capital ratio of 7.0%; total capital ratio of 10.2%; leverage capital ratio of 6.4%. Both the Allfirst Financial Inc. capital ratios and the Allfirst Bank pro forma capital ratios compare favorably to the following regulatory "well capitalized" standards: tier 1 capital ratio of at least 6%; total capital ratio of at least 10%, and leverage capital ratio of at least 5%.

ALLIED IRISH BANKS P.L.C. PRELIMINARY ANNOUNCEMENT OF 2001 RESULTS

Allied Irish Banks p.l.c. the parent company of Allfirst, today also released the preliminary announcement of results for the year ended December 31, 2001. AIB reported group profit before taxation of e612 million. Excluding the effect of the losses associated with suspected fraudulent proprietary foreign exchange trading activities at Allfirst, AIB's group profit on ordinary activities before taxation amounted to e1,401 million, an increase of 10% over 2000, while underlying earnings per share for 2001 increased by 8% over 2000. Adjusted earnings per share, which excludes goodwill amortisation and the suspected fraud at Allfirst, increased by 12% to Eur 119.4c and the return on equity was 20.5%. The Board is recommending a final dividend of Eur 28.40c per share, together with the interim dividend of Eur 15.40c per share, amounts to a total dividend of Eur 43.80c per share, an increase of 13% on 2000. Total assets of the group increased to e89 bn, up 11% from December 31, 2000.

Allfirst Financial Inc. is a regional, diversified financial services company headquartered in Baltimore, MD, offering a full range of financial services including banking, trust, investment and insurance to retail, business and commercial customers. Its banking subsidiary, Allfirst Bank, operates 260 bank branches and 600 ATMs throughout Maryland, Pennsylvania, Washington D.C., Northern Virginia, and Delaware. Allfirst Financial Inc.'s assets were $18.8 billion as of December 31, 2001. Information about Allfirst Financial is available at www.allfirst.com.


                                       ###
Certain information included in this press release, other than historical information, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are identified by terminology such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms. Actual results may differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: global, national and regional economic conditions; levels of market interest rate; credit or other risks of lending and investment activities; changes in accounting rules and policies and procedures; legal and regulatory proceedings; competitive and regulatory factors; and technological change.

The financial information included in this press release is unaudited. Audited financial statements, together with management's discussion and analysis of financial condition and results of operations will be set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

For further information please contact:


Alan Kelly                              Catherine Burke                        Philip Hosmer
Head of Capital                         Head of Corporate Relations            Vice President
  & Group Investor Relations            AIB Group                                Corporate Communications
AIB Group                               Bankcentre                             Allfirst
Bankcentre                              Ballsbridge                            25 S. Charles St.
Ballsbridge                             Dublin 4                               Baltimore
Dublin 4                                Tel: +353-1-6600311 ext. 13894         Maryland
Tel: +353-1-6600311 ext. 12162                                                 410-949-3042


                    ALLFIRST FINANCIAL INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                               For Years Ended
                                                                                 December 31,
                                                                                (in thousands)
                                                                            2001             2000
                                                                            ----             ----

Interest Income
Interest and fees on loans and leases ...............................    $ 736,559       $  863,090
Interest and dividends on investment securities:
     Taxable ........................................................      208,062          221,342
     Tax-exempt .....................................................       24,162           22,711
     Dividends ......................................................       12,718           13,428
Interest on loans held-for-sale .....................................        3,541            1,940
Other interest income ...............................................        2,545            4,804
                                                                         ---------       ----------
          Total interest and dividend income ........................      987,587        1,127,315
Interest Expense
Interest on deposits ................................................      334,062          427,505
Interest on Federal funds purchased and other
     short-Term borrowings ..........................................       73,343          119,031
Interest on long-term debt ..........................................       60,097           85,552
                                                                         ---------        ---------
          Total interest expense ....................................      467,502          632,088
                                                                         ---------        ---------
Net Interest Income .................................................      520,085          495,227
Provision for loan and lease losses .................................       28,575           28,540
                                                                         ---------        ---------
Net Interest Income After Provision for Loan and
  Lease Losses ......................................................      491,510          466,687
                                                                         ---------        ---------
Noninterest Income
Service charges on deposit accounts .................................      114,381          100,350
Trust and investment advisory income ................................       87,480           88,472
Electronic banking income ...........................................       33,079           28,329
Mortgage banking income .............................................       22,027           12,908
Trading income - proprietary foreign exchange .......................     (365,020)        (202,065)
Trading income - other ..............................................       13,667            9,673
Consulting income ...................................................       26,367                -
Other income ........................................................       94,590           99,078
Securities gains, net ...............................................          103              304
                                                                         ---------        ---------
          Total noninterest income ..................................       26,674          137,049
                                                                         ---------        ---------
Noninterest Expense
Salaries and other personnel costs ..................................      324,630          278,283
Equipment costs .....................................................       47,079           46,207
Occupancy costs .....................................................       38,091           37,230
Postage and communications ..........................................       20,154           19,890
Advertising and public relations ....................................       14,256           16,486
Other operating expenses ............................................       96,545           89,092
Intangible assets amortization expense ..............................       48,526           47,784
                                                                         ---------        ---------
          Total noninterest expenses ................................      589,281          534,972
                                                                         ---------        ---------

Income (loss) before income taxes ...................................      (71,097)          68,764
Income tax expense (benefit) ........................................      (34,730)          21,071
                                                                         ---------        ---------
Net Income (Loss) ...................................................      (36,367)          47,693
Dividends on preferred stock ........................................          414              414
                                                                         ---------        ---------
Net Income (Loss) to Common Shareholders ............................    $ (36,781)       $  47,279
                                                                         =========        =========

                    ALLFIRST FINANCIAL INC. AND SUBSIDIAIRIES

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (Unaudited)

                                                                       December 31,     December 31,
                                                                          2001             2000
                                                                          ----             ----
                                                                              (in thousands)

Assets

Cash and due from banks ...........................................   $ 1,286,131      $   933,969
Interest bearing deposits in other banks ..........................         4,869            1,273
Trading account securities ........................................        41,676            4,222
Federal funds sold and securities purchased under
  resale agreements ...............................................       922,675           44,430
Investment securities available-for-sale ..........................     4,101,133        4,375,037
Loans held-for-sale ...............................................        38,186           57,255
Loans, net of unearned income of $185,601 and $221,128:
     Commercial ..................................................      3,930,556        3,828,304
     Commercial real estate .......................................     2,395,841        2,362,564
     Residential mortgage .........................................       472,082          640,765
     Direct retail ................................................     2,420,376        2,137,882
     Indirect retail ..............................................       418,469          718,638
     Commercial leases receivable .................................       679,554          665,649
     Indirect retail leases receivable ............................       235,890          353,364
     Foreign ......................................................       201,103          201,882
                                                                      -----------      -----------
          Total loans, net of unearned income .....................    10,753,871       10,909,048
Allowance for loan and lease losses ...............................      (152,539)        (152,539)
                                                                      -----------      -----------
          Loans, net ..............................................    10,601,332       10,756,509
                                                                      -----------      -----------
Premises and equipment ............................................       244,607          205,611
Due from customers on acceptances .................................         3,274            3,791
Intangible assets .................................................       791,138          792,782
Other assets ......................................................       787,910          997,209
                                                                      -----------      -----------
               Total assets .......................................   $18,822,931      $18,172,088
                                                                      ===========      ===========

Liabilities and Stockholders' Equity
Domestic deposits:

     Noninterest bearing deposits .................................   $ 3,848,733      $ 2,966,832
     Interest bearing deposits (excluding large
      denomination time deposits) .................................     6,993,744        6,848,850
                                                                      -----------      -----------
Total core deposits ...............................................    10,842,477        9,815,682
Large denomination time deposits ..................................     1,922,324        2,553,021
Interest bearing deposits in foreign banking office ...............       305,490          308,879
                                                                      -----------      -----------
          Total deposits ..........................................    13,070,291       12,677,582
Federal funds purchased and securities sold under
  repurchase agreements ...........................................     1,126,302        1,112,210
Other borrowed funds, short-term ..................................       566,904          540,386
Bank acceptances outstanding ......................................         3,274            3,791
Other liabilities .................................................     1,381,571        1,076,807
Long-term debt ....................................................     1,010,116          996,010
                                                                      -----------      -----------
               Total liabilities ..................................    17,158,458       16,406,786
                                                                      -----------      -----------

Redeemable Preferred Stock ........................................         8,858            8,590
Minority interest .................................................           113              110
Common stockholders' equity .......................................     1,655,502        1,756,602
                                                                      -----------      -----------
               Total liabilities, redeemable preferred stock,
                 minority interest and stockholders' equity .......   $18,822,931      $18,172,088
                                                                      ===========      ===========